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                                  Exhibit 21.1

                              LIST OF SUBSIDIARIES
                                OF THE REGISTRANT

                                           Jurisdiction of Incorporation
     Subsidiary                                 or Organization
---------------------                      -----------------------------
1.       P-COM UNITED KINGDOM, INC.                 DELAWARE

2.       P-COM (BARBADOS) FSC LIMITED               BARBADOS

3.       P-COM FINANCE CORPORATION                  DELAWARE

4.       GERITEL S.p.A.                               ITALY

5.       P-COM FIELD SERVICES, INC.                 DELAWARE